EXHIBIT 10.14

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS. THE NOTE MAY NOT BE SOLD OR OTHERWISE TRANSFERRED UNLESS (i) A REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND SUCH APPLICABLE STATE SECURITIES LAWS SHALL HAVE BECOME EFFECTIVE WITH REGARD THERETO OR (ii) IN THE OPINION OF COUNSEL IN FORM AND SUBSTANCE REASONABLY ACCEPTABLE TO THE COMPANY, REGISTRATION UNDER THE SECURITIES ACT AND SUCH APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED IN CONNECTION WITH A PROPOSED SALE OR TRANSFER.

FUSE MEDICAL, LLC.

PROMISSORY NOTE

$56,461.88	June 16, 2014

FOR VALUE RECEIVED, FUSE MEDICAL, LLC, a Delaware limited liability company (the “Company”), hereby promises to pay to the order of COOKS BRIDGE, LLC (“Lender”), at the office of Lender located at 4770 Bryant Irvin Court, Suite 400, Fort Worth, Texas 76107 the principal amount of fifty-six thousand four hundred sixty-one dollars and eighty-eight cents ($56,461.88), together with interest on the principal balance from time to time outstanding under this note (“Note”) from (and including) the date hereof until (but not including) the date of payment, at a per annum rate equal to the “Stated Interest Rate” specified below or, to the extent applicable, the “Default Interest Rate” specified below, in accordance with the following terms and conditions:

1. Contracted For Rate of Interest. The contracted for rate of interest of the indebtedness evidenced hereby shall consist of the following:

(a) Stated Interest Rate. The “Stated Interest Rate” shall equal 7.00% per annum applied to the principal balance from time to time outstanding hereunder.

(b) Default Interest Rate. The “Default Interest Rate” shall equal 18.00% per annum applied to the principal balance outstanding hereunder. The principal balance outstanding hereunder shall bear interest at the Default Interest Rate from the date of the occurrence of an Event of Default (as hereinafter defined) hereunder until the earlier of (i) the date on which the principal balance outstanding hereunder, together with all accrued interest and other amounts payable hereunder, are paid in full; or (ii) the date on which such Event of Default is timely cured in a manner satisfactory to Lender (A) if the Company is specifically granted a right to cure such Event of Default, or (B) if no such right to cure is specifically granted, then as and to the extent that Lender, in its sole and absolute discretion, permits such Event of Default to be cured.

2. Payments. This Note shall be payable as follows:

(a) This Note shall be payable as follows: Eighteen (18) monthly payments of interest only on the principal balance then-outstanding, due and payable on the 1st day of each month, beginning on December 16, 2014, six (6) months from the date hereof (the “Effective Date”). The interest accruing in the first six (6) months shall be tolled and payable at Maturity Date; and

(b) The outstanding principal amount of this Note, together with all accrued but unpaid interest due hereunder, shall be due and payable on June 16, 2016, unless mutually extended by the parties in writing, not to exceed five (5) years from the Effective Date (the “Maturity Date”). Payment of the principal and of interest on this Note is to be made at the offices of Lender or such other place as Lender shall designate in writing to the Company.

3. Application of Payments. Payments received by Lender with respect to the indebtedness evidenced hereby shall be applied in such order and manner as Lender in its sole and absolute discretion may elect. Unless otherwise elected by Lender, all such payments shall first be applied to accrued and unpaid interest at the Stated Interest Rate and, to the extent applicable, the Default Interest Rate, next to the principal balance then outstanding hereunder, and the remainder to Additional Sums (as hereinafter defined) or other costs or added charges provided for in this Note.

4. Prepayments. Payments of principal hereof may be made at any time, or from time to time, in whole or in part, without penalty, provided that all previously matured interest and other charges accrued to the date of prepayment are also paid in full. Notwithstanding any prepayment of principal hereof, (a) there will be no change in the Maturity Date or amount of payments due hereunder unless Lender, in its sole and absolute discretion, agrees in writing to such change; and (b) the Company’s obligations hereunder shall continue in effect, and this Note shall remain outstanding, unless and until the principal balance outstanding hereunder, together with all accrued interest and other amounts payable hereunder are paid in full and thereafter, and upon the Company’s request, Lender delivers to the Company the original executed copy of this Note, marked “cancelled.”

5. Events of Default; Acceleration. The occurrence of any one or more of the following events shall constitute an “Event of Default” hereunder, and upon such Event of Default, the entire principal balance outstanding hereunder, together with all accrued interest and other amounts payable hereunder, at the election of Lender, shall become immediately due and payable, without any notice to the Company, and without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Company:

(a) Nonpayment of principal, interest or other amounts when the same shall become due and payable hereunder, and the Company does not cure such failure to pay within five calendar days after the date such payment is due;

(b) The failure of the Company to comply with any other provision of this Note and the Company does not cure such non-compliance within ten calendar days after Lender delivers written notice to the Company specifying such failure to comply;

(c) The dissolution, winding-up or termination of the existence of the Company or any other person or entity that is or may become liable hereunder, or the sale or disposition of substantially all of the assets of the Company’s business or the business of any other person or entity that is or may become liable hereunder, or the merger, consolidation, or reorganization of the Company with or into another entity in a transaction in which the holders of the Company’s outstanding voting securities prior to such to transaction do not hold a majority of the voting securities of the entity that survives such transaction;

(d) The calling of a meeting of the creditors of the Company or any other person or entity who is or may become liable hereunder;

(e) The making by the Company or any other person or entity who is or may become liable hereunder of an assignment for the benefit of its creditors; or

(f) The appointment of (or application for appointment of) a receiver of the Company or any other person or entity who is or may become liable hereunder; or the voluntary filing by the Company, or any other person or entity who is or may become liable hereunder, of a petition or application for relief under federal bankruptcy law or any similar state or federal law; or the involuntary filing against the Company, or any other person or entity who is or may become liable hereunder, of a petition or application for relief under federal bankruptcy law or any similar state or federal law that is not stayed or dismissed within 90 days of filing; or the issuance of any writ of garnishment, execution or attachment for service with respect to the Company or any person or entity who is or may become liable hereunder or any property of the Company or property of any person or entity who is or may become liable hereunder.

6. Additional Sums. The Company agrees to pay an effective contracted for rate of interest equal to the rate of interest resulting from all interest payable as provided in this Note, plus the additional rate of interest resulting from the “Additional Sums,” as defined in the next sentence. All fees, charges, goods, things in action or any other sums or things of value, other than the interest resulting from the Stated Interest Rate and the Default Interest Rate, as applicable, paid or payable by the Company (collectively, the “Additional Sums”), whether pursuant to this Note or any other document or instrument in any way pertaining to this transaction, or otherwise with respect to this transaction, that, under the laws of the State of Texas, may be deemed to be interest with respect to this transaction, for the purpose of any laws of the State of Texas that may limit the maximum amount of interest to be charged with respect to this transaction, shall be payable by the Company as, and shall be deemed to be, additional interest, and for such purposes only, the agreed upon and “contracted for rate of interest” of this transaction shall be deemed to be increased by the rate of interest resulting from the Additional Sums. The Company understands and believes that this transaction complies with the usury laws of the State of Texas; however, if any interest or other charges in connection with this transaction are ever determined to exceed the maximum amount permitted by law, then the Company agrees that (a) the amount of interest or charges payable pursuant to this transaction shall be reduced to the maximum amount permitted by law; and (b) any excess amount previously collected from the Company in connection with this transaction that exceeded the maximum amount permitted by law shall be credited against the principal balance then outstanding hereunder, if the outstanding principal balance hereunder has been paid in full, the excess amount paid will be refunded to the Company.

7. Waivers. Except as set forth in this Note, to the extent permitted by applicable law, the Company, and each person who is or may become liable hereunder, severally waives and agrees not to assert (a) demand, diligence, grace, presentment for payment, protest, or notice of nonpayment, nonperformance, extension, dishonor, maturity, protest, acceleration, and default; and (b) recourse to guaranty or suretyship defenses (including, without limitation, the right to require the Lender to bring an action on this Note). No failure to accelerate the debt evidenced hereby by reason of default hereunder, acceptance of a past-due installment, or other indulgence granted from time to time shall be construed as a novation of this Note or as a waiver of such right of acceleration or of the right of Lender thereafter to insist upon strict compliance with the terms of this Note or to prevent the exercise of such right of acceleration or any other right granted hereunder or by applicable law. Lender may extend the time for payment of or renew this Note, or release any party from liability hereunder, and any such extension, renewal, release or other indulgence shall not alter or diminish the liability of the Company or any other person or entity who is or may become liable on this Note except to the extent expressly set forth in a writing evidencing or constituting such extension, renewal, release or other indulgence. No delay or failure of Lender in exercising any right hereunder shall affect such right, nor shall any single or partial exercise of any right preclude further exercise thereof.

8. Subordination. The indebtedness evidenced by this Note, including the principal hereof and interest hereon, is expressly subordinate and subject in right of payment to the prior payment in full of all “Senior Indebtedness,” whether now outstanding or hereafter incurred. The term “Senior Indebtedness” shall mean the principal of and premium, if any, and interest on (a) indebtedness (other than this Note) of the Company for money borrowed from or guaranteed to individuals or other persons, firms or corporations that engage in lending money, including, but without limitation, banks, trust companies, insurance companies and other financing institutions and charitable trusts, pension trusts and other investing organizations, evidenced by notes or similar obligations; (b) indebtedness of the Company evidenced by notes or debentures (other than this Note) issued under the provisions of an indenture or similar instrument between the Company and a bank or trust company; and (c) indebtedness incurred, assumed or guaranteed by the Company in connection with the acquisition by it or a subsidiary of any property or asset intended to be leased or sold to others in the ordinary course of the business of the Company or such subsidiary; unless, in each case, by the terms of the instrument creating or evidencing the indebtedness it is expressly provided that such indebtedness is not superior in right of payment to this Note.

9. Securities Laws; Accredited Investor.

(a) Status Under Securities Laws. Lender acknowledges and agrees as follows:

(i) Restricted Securities. This Note is a “restricted security” within the meaning of Rule 144 under the Securities Act of 1933 (the “1933 Act”). Lender acknowledges and agrees that it is acquiring this Note without a view to the public distribution or resale in violation of applicable federal or state securities laws.

(ii) No Registration. This Note has not been registered under the 1933 Act or the securities laws of any other jurisdiction and must be held indefinitely without any transfer, sale or other disposition unless it is subsequently registered under the 1933 Act and the securities laws of any other applicable jurisdiction or, in the opinion of counsel to the Company, registration is not required under such acts or laws as the result of an available exemption. The Company is under no obligation to register this Note under the 1933 Act or the securities laws of any other jurisdiction or to take any action that would make available any exemption from such registration.

(iii) Restriction on Other Securities. Except upon certain limited circumstances, the restrictions on the transfer of this Note will also apply to any and all shares of capital stock or other securities issued or otherwise acquired with respect thereto including, without limitation, shares and securities issued or acquired as a result of any stock dividend, stock split or exchange or any distribution of shares or securities pursuant to any corporate reorganization, reclassification or similar event.

(iv) Refusal to Transfer. The Company may refuse to effect a transfer, sale or other disposition of this Note by the Lender or its successors or assigns otherwise than as contemplated hereby.

(b) Accredited Investor. The Lender is an accredited investor within the meaning of Regulation D promulgated under the 1933 Act.

10. Miscellaneous.

(a) Severability. If any provision hereof is invalid or unenforceable, the other provisions hereof shall remain in full force and effect and shall be construed so as to effectuate the other provisions hereof.

(b) Amendment. This Note may not be changed, modified or terminated, nor may any provision of this Note be waived except by an agreement in writing signed by the party to be charged.

(c) Binding Nature of Agreement; Assignment. The provisions of this Note shall be binding upon the Lender and the Company, and shall inure to the benefit of and bind the respective successors and assigns of the Lender and the Company. Neither the Company nor the Lender may assign or transfer this Note or assign or delegate any of its respective rights or obligations hereunder without the prior written consent of the other party in each instance.

(d) Collection Costs and Expenses. The Company agrees to pay all costs of collection, including, without limitation, attorneys’ fees, whether or not suit is filed, and all costs of suit and preparation for suit (whether at trial or appellate level), in the event any payment of principal, interest, or other amount is not paid when due, or if at any time the Lender should incur any attorneys’ fees in any proceeding under any federal bankruptcy law (or any similar state or federal law) in connection with the obligations evidenced hereby. In the event of any court proceeding, court costs and attorneys’ fees shall be set by the court and not by the jury and shall be included in any judgment obtained by the Lender.

(e) Time of Essence. Time is of the essence of this Note and each and every provision hereof.

(f) Controlling Law. This Note and all questions relating to its validity, interpretation, performance, and enforcement shall be governed by and construed in accordance with the laws of the State of Texas, notwithstanding any Texas or other conflict-of-law provisions to the contrary.

(g) Notices. All notices, requests, demands and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given, made, and received (i) when delivered against receipt; (ii) upon receipt of a facsimile transmission; (iii) one day following the day of deposit thereof, with delivery charges prepaid, with a national overnight delivery service; or (iv) three business days following the day of deposit thereof, with the United States Postal Service, by regular first class, certified or registered mail, return receipt requested, postage prepaid, in each case addressed as set forth below:

(i)	If to the Company: FUSE MEDICAL, LLC 4770 Bryant Irvin Court, Suite 300 Fort Worth, TX 76107 Telephone: (817) 348-0010 X101 Facsimile: (817) 887-1730 E-mail: alan@fusemedical.com

(ii)
If to Lender:

COOKS BRIDGE, LLC
4770 Bryant Irvin Court, Suite 400
Fort Worth, TX 76107
Attention: Jonathan Brown, Chief Operating Officer
Phone: (817) 439-7025 X303
Fax: (817) 887-1730
E-mail: jbrown@fusemedicaI.com

Either party may alter the address to which communications or copies are to be sent by giving notice of such change of address in conformity with the provisions of this paragraph for the giving of notice.

(h) Section Headings. The section headings in this Note are for convenience only; they form no part of this Note and shall not affect its interpretation.

(i) Number of Days. In computing the number of days for purposes of this Note, all days shall be counted, including Saturdays, Sundays and holidays; provided, however, that if the final day of any time period falls on a Saturday, Sunday or holiday, then the final day shall be deemed to be the next day which is not a Saturday, Sunday or holiday.

(j) Loss or Destruction of Note. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Note, or in the case of loss, theft or destruction of an indemnity satisfactory to it, and in the case of mutilation, upon surrender and cancellation of this Note, the Company shall execute and deliver a new Note on like tenor and date.

(k) Construction. The language of this Note shall be construed as a whole according to its fair meaning. The word “include(s)” means “include(s), without limitation,” and the word “including” means “including, but not limited to.” No inference in favor of, or against, the Company or Lender shall be drawn from the fact that one party has drafted any portion hereof.

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed as of the date first set forth above.

FUSE MEDICAL, LLC.

By:	/s/ D. Alan Meeker
Printed Name: D. Alan Meeker
Its: Manager